Pricing Supplement No. 12                          Rule 424(b)(2)

Dated:  March 29, 1999                    Registration No. 333-01737

(To Prospectus dated April 24, 1996, and Prospectus Supplement dated
July 2, 1996)

                                 WELLS FARGO & COMPANY
                      (formerly known as Norwest Corporation)

                              Medium-Term Notes, Series J

                                  Floating Rate Notes



Principal Amount:            $500,000,000

Proceeds to Company:         $500,000,000

Original Issue Date:         03/31/99

Stated Maturity:             04/26/2000

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      4.88%

Interest Payment Dates:      06/30/99, 09/30/99, 12/30/99,
                             03/30/2000, and 04/26/2000

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        06/30/99, 09/30/99, 12/30/99, and 3/30/2000

Index Maturity:              3-month

Spread:                      -12 bp

Agent:                       Lehman Brothers

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #94974BAF7
              Interest reset date for 03/30/2000 is based on
              1-month LIBOR index
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